UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2011

Merck & Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-6571	22-1918501
(Commission File Number)	(I.R.S. Employer Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ	08889-0100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (908) 423-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The following information, including the exhibits hereto, is being furnished pursuant to this Item 2.02.

Incorporated by reference is a press release issued by the Registrant on February 3, 2011, regarding earnings for the fourth quarter of 2010, attached as Exhibit 99.1. Also incorporated by reference is certain supplemental information not included in the press release, attached as Exhibit 99.2.

This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.06. Material Impairments.

Vorapaxar is a thrombin receptor antagonist or antiplatelet protease activated receptor-1 inhibitor being studied for the prevention and treatment of thrombosis. Merck was studying vorapaxar in two major clinical endpoint trials to evaluate the investigational medicine for the prevention of cardiac events: TRACER, a study in patients with acute coronary syndrome which has ended, and TRA-2P (also known as TIMI 50), a study in patients with prior heart attack, stroke and peripheral artery disease which is continuing in large part. Both studies were designed as event-driven trials in which patients were planned to be followed for a minimum of one year, and both had completed enrollment. In January 2011, Merck announced that the combined Data and Safety Monitoring Board (DSMB) for the two studies had reviewed the available safety and efficacy data, and made recommendations for study changes to the chairpersons of the steering committees for the two studies. The study chairpersons agreed to implement these changes, and as a result: in the TRACER study, patients were to discontinue study drug and investigators were to begin to close out the study in a timely and orderly fashion. In the TRA-2P study, study drug was continued in patients who had experienced a previous heart attack or peripheral arterial disease (approximately 75% of the patients enrolled in the study), and was immediately discontinued in patients who experienced a stroke prior to entry into the study or during the course of the study. Merck subsequently announced that the chairman of the TRA-2P study reported to investigators that the DSMB had communicated that based on all of the data (safety and efficacy) available to them from both trials, they recommended that subjects with a history of stroke not receive vorapaxar. The DSMB had observed an increase in intracranial hemorrhage in patients with a history of stroke that is not outweighed by their considerations of potential benefit.

As a result of these developments, on January 28, 2011 the Company concluded that a fourth quarter 2010 pre-tax impairment charge of $1.7 billion related to the vorapaxar in process research and development intangible asset that was established as part of the Schering-Plough purchase price allocation was appropriate.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release issued February 3, 2011 regarding earnings for fourth quarter 2010

Exhibit 99.2	Certain supplemental information not included in the press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date: February 3, 2011	By:	/s/ Katie E. Fedosz
KATIE E. FEDOSZ
Senior Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued February 3, 2011 regarding earnings for fourth quarter 2010

99.2	Certain supplemental information not included in the press release